Exhibit 16.1

December 1, 2006

Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:  InfoLogix, Inc. fka New Age Translation, Inc.
Commission File Number 333-125575

Dear Sirs:

We are in agreement with the statements made by the above registrant in its Form 8-K dated December 4, 2006.

Our independent auditor’s report on the financial statements of InfoLogix, Inc. fka New Age Translation, Inc. for the year ended November 30, 2005 contained no adverse opinion or disclaimer of opinion, nor was it modified as to audit scope, accounting principles, or uncertainties other than the ability to continue as a going concern.

There were no disagreements with InfoLogix, Inc. fka New Age Translation, Inc. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

Sincerely,

Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington

Members of Private Companies Practice Section, SEC Practice Section, AICPA and WSCPA

Bank of America Financial Center • 601 W. Riverside, Suite 1940 • Spokane, WA 99201

Phone (509) 838-5111 • Fax (509) 838-5114 • www.williams-webster.com